UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

PQ Group Holdings Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

300 Lindenwood Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(610) 651-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PQG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Corporate Name Change

On July 22, 2021, PQ Group Holdings Inc. (the “Company”) announced that as early as August 2, 2021, it intends to change its corporate name to Ecovyst Inc. following the targeted closing of the Performance Chemicals business sale. Ecovyst Inc. will comprise two businesses, Ecoservices and Catalyst Technologies, formerly Refining Services and Catalysts, respectively. Ecovyst common shares will continue trading on the New York Stock Exchange under the new ticker symbol, ECVT, with a new CUSIP number of 27923Q 109, which is expected to occur on or about August 3, 2021. A copy of the press release relating to this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company will file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and, following the effective time of the name change, will file a copy of such Amended and Restated Certificate of Incorporation on a separate Current Report on Form 8-K.

Redemption of Notes

PQ Corporation (the “Issuer”), an indirect, wholly owned subsidiary of the Company, intends to provide a notice of redemption on July 23, 2021 regarding an anticipated redemption of all of its outstanding 5.750% Senior Notes due 2025 (the “2025 Notes”) on August 2, 2021 (the “Redemption Date”), subject to, and conditioned upon, the consummation of the Performance Chemicals business sale on terms and conditions satisfactory to it in its sole discretion (the “Redemption Condition”), at a redemption price equal to the sum of 102.875% of the principal amount of the 2025 Notes plus accrued and unpaid interest to, but excluding, the Redemption Date. This Current Report on Form 8-K does not constitute a notice of redemption of, or an obligation to issue a notice of redemption of, the 2025 Notes. The Redemption Date may be extended by the Issuer pending satisfaction of the Redemption Condition. If the Redemption Condition is not satisfied, the Issuer is not required to redeem the 2025 Notes and they may remain outstanding.

The information in this Current Report on Form 8-K (including the exhibits attached hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K (including the exhibits attached hereto) shall not be deemed incorporated by reference into any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Note on Forward-Looking Information

Some of the information contained in this Current Report on Form 8-K (this “Form 8-K”) constitutes “forward-looking statements.” Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects” and similar references to future periods. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Examples of forward-looking statements include, but are not limited to, statements regarding the closing of the Performance Chemicals sale, the notice and redemption of the 2025 Notes and our ability to raise proceeds sufficient to fund the redemption of the 2025 Notes, and the prospects, growth and strategies of the Company’s businesses following completion of the sale of its Performance Chemicals business. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to close on the sale of the Performance Chemicals business segment on our anticipated timeline, or at all, regional, national or global political, economic, business, competitive, market and regulatory conditions, including the ongoing COVID-19 pandemic, tariffs and trade disputes, currency exchange rates and other factors, including those described in the sections titled “Risk Factors” and “Management Discussion & Analysis of Financial Condition and Results of Operations” in the Company’s filings with the SEC, which are available on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this Form 8-K. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	PQ Group Holdings Inc. Press Release, dated July 22, 2021

104	The cover page from this Current Report on Form 8-K of PQ Group Holdings Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PQ GROUP HOLDINGS INC.

Date: July 23, 2021	By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, General Counsel and Secretary